EXHIBIT 21.1
CENTURI HOLDINGS, INC.
LIST OF SUBSIDIARIES OF THE REGISTRANT
AT DECEMBER 28, 2025

SUBSIDIARY NAME	STATE OF INCORPORATION OR ORGANIZATION TYPE

Centuri Group, Inc.	Nevada
Centuri Holdings, Inc.	Delaware
Centuri U.S. Division, Inc.	Nevada
Centuri Oil & Gas Group LLC	Delaware
Oil & Gas Division LLC	Delaware
NPL Construction Co.	Nevada Nevada Delaware
Southwest Administrators, Inc.	Nevada
NPL East LLC	Delaware
NPL Great Lakes LLC	Delaware
NPL Mid-America LLC	Delaware
Mid-America Construction Services LLC	Delaware
NPL West LLC	Delaware
National Barricade LLC	Nevada
Intellichoice Energy, LLC	Delaware
Intellichoice Energy of California, LLC	Delaware
Centuri Special Purpose Entity, LLC	Delaware
Meritus Oil & Gas Division LLC	Delaware
Canyon Pipeline Construction, Inc.	Nevada
Canyon Traffic Control LLC	Nevada
Canyon Special Projects LLC	Nevada
New England Utility Constructors, Inc.	Massachusetts
Neuco Equipment LLC	Nevada
Centuri Power Group LLC	Delaware
Meritus Electric T&D Division LLC	Delaware
Linetec Services, LLC	Delaware
Electric T&D Division LLC	Delaware
Electric T&D Holdings LLC	Delaware
Drum Parent LLC	Delaware
Riggs Distler & Company, Inc.	Maryland
National Powerline LLC	Delaware
Riggs Gas LLC	Delaware
Shelby Mechanical LLC	Delaware
Shelby Plumbing, LLC	New Jersey
Centuri Services Group LLC	Delaware
Services Division LLC	Delaware
Meritus Services Division LLC	Delaware
Centuri Canada Division Inc.	Ontario, Canada
NPL Canada Ltd.	Ontario, Canada
W.S. Nicholls Western Construction Ltd.	Federal, Canada
Connect Atlantic Utility Services Corporation	Nova Scotia, Canada